UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 6, 2007

Boyd Gaming Corporation
(Exact name of registrant as specified in its charter)

Nevada	1-12882	88-0242733
(State of other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

3883 Howard Hughes Parkway, Ninth Floor
Las Vegas, Nevada    89169
(Address of principal executive offices including zip code)

(702) 792-7200
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On December 6, 2007, Josh Hirsberg, 46, was appointed Senior Vice President and Chief Financial Officer of Boyd Gaming Corporation (the "Company"), effective January 1, 2008. Mr. Hirsberg has served as Chief Financial Officer of Edge-Star Partners, a Las Vegas-based resort development company, from March 2006 to the present. From July 2002 until the time he joined Edge-Star Partners, Mr. Hirsberg served in various positions with Caesars Entertainment, Inc., the last of which was as Vice President, Treasurer and Investor Relations.

Mr. Hirsberg will receive an annual base salary of $435,000 and for the 2008 fiscal year was granted a short-term bonus award under the Company's 2000 Executive Management Incentive Plan with threshold, target and maximum potential bonus amounts equal to 20%, 40% and 80%, respectively, of his annual base salary. In connection with his appointment, Mr. Hirsberg was granted, effective as of January 2, 2008, an option to purchase 25,000 shares of the Company's common stock at a per share exercise price equal to the closing price of the Company's common stock on the New York Stock Exchange on January 2, 2008. The stock option was granted under the Company's 2002 Stock Incentive Plan and will vest at the rate of 33.333% per year on the first day of each successive 12 month period commencing one year from the grant date. Mr. Hirsberg will also be eligible to participate in the Company's other employee benefit plans and arrangements that are generally available to similarly situated executive officers. Mr. Hirsberg's salary, bonus and other compensation arrangements may be reviewed and modified from time to time by the Compensation and Stock Option Committee of the Company's Board of Directors.

A copy of the Company's press release, issued on December 11, 2007, announcing Mr. Hirsberg's appointment is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 5.03.    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 6, 2007, the Board of Directors of the Company approved an amendment and restatement (collectively, the "Amendment") of the Company's bylaws, effective as of the same date. The Amendment amended certain of the provisions of Article 6 (Officers) of the Company's bylaws. The amended provisions provide, among other things, that: (i) the Company's Chairman of the Board may be designated Executive Chairman if he or she is serving as an employee of the Company; (ii) while the Company's Chairman of the Board, President, Secretary, Treasurer and executive officers may only be elected by the Board of Directors, other officers may be elected or appointed by the Company's Board of Directors, Chairman of the Board, Executive Committee or President; and (iii) the Chairman of the Board may also hold the position of Chief Executive Officer if so appointed. Additional conforming changes were also made to Article 6 of the Company's bylaws as a result of the foregoing revisions.

The foregoing description of the Amendment is qualified in its entirety by reference to the complete text of the Amendment, which is attached as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits.
No.	Exhibit
3.1	Amended and Restated Bylaws
99.1	Press Release dated December 11, 2007

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 11, 2007	Boyd Gaming Corporation

/s/ Paul J. Chakmak Paul J. Chakmak Executive Vice President, Chief Financial Officer and Treasurer

EXHIBIT INDEX

No.	Exhibit
3.1	Amended and Restated Bylaws Also provided in PDF format as a courtesy.
99.1	Press Release dated December 11, 2007 Also provided in PDF format as a courtesy.